UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 21, 2012
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

On February 21, 2012, the Board of Directors of Stage Stores, Inc. (the "Company") appointed Ralph P. Scozzafava to the Board. His appointment brings the Board’s membership to eight Directors. Mr. Scozzafava, an independent Director, has been named to serve on the Board’s Corporate Governance and Nominating Committee and Compensation Committee.

Since January 2008, Mr. Scozzafava, age 53, has served as Chief Executive Officer of Furniture Brands International, Inc. (“Furniture Brands”), a New York Stock Exchange company headquartered in St. Louis, Missouri. He has served as Chairman of the Board of Furniture Brands since May 2008 and as a director since June 2007. From June 2007 to January 2008, Mr. Scozzafava served as Vice Chairman and Chief Executive Officer —designate of Furniture Brands. From 2001 until June 2007, he was employed at Wm. Wrigley Jr. Company, where he held several positions, most recently, serving as Vice President — Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director — North America/Pacific from January 2004 to March 2006. Through these various executive leadership roles, Mr. Scozzafava has gained a strong background in operations and consumer goods, with extensive experience in strategic planning.

As an independent Director, Mr. Scozzafava will be entitled to receive the following compensation:

Item of Compensation	Amount
Annual Retainer	$50,000
Special Board Meeting Fee	$1,500
Committee Meeting Fees:
Regular	$1,000
Special	$1,000
Initial Grant	(1)
_______________________________

(1) New Directors are granted, at their election, either (a) stock options to purchase the Company's common stock, or (b) restricted shares of the Company's common stock, in either case valued at $50,000 based on a Net Present Value (the "Initial Grant"). In the case of Mr. Scozzafava, the exercise price and the share price used in granting stock options and the share price used in granting restricted shares is equal to the closing price of the Company’s common stock on February 21, 2012 ($15.03), the date Mr. Scozzafava was appointed to the Board. Mr. Scozzafava elected to take the Initial Grant in the form of 3,412 restricted shares, which will vest 25% per year over four years from the date of grant.

On February 21, 2012, the Company issued a News Release announcing that Mr. Scozzafava had been appointed to the Company's Board of Directors. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	News Release issued by Stage Stores, Inc. on February 21, 2012 announcing that Ralph P. Scozzafava had been appointed to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

February 24, 2012	/s/ Oded Shein
(Date)	Oded Shein
Executive Vice President and
Chief Financial Officer